Exhibit 10.1

Share Exchange Agreement

This Share Exchange Agreement, dated as of July [*], 2017, is made by and among INSPYR THERAPEUTICS, INC., a Delaware corporation (the “Acquiror Company”), LEWIS AND CLARK PHARMACEUTICALS, INC., a Virginia corporation (the “Company”), each of the Persons listed on Schedule I hereto that comprise all of the shareholders of the Company, and each of which is a signatory hereto (the “Shareholders”), each of the Persons listed on Schedule I under the title “Principals” of the Company, each of which is also a Shareholder, and Robert Thompson, solely in his capacity as a representative of the Shareholders (the “Shareholders’ Representative”).

BACKGROUND

WHEREAS, the Shareholders have agreed to transfer to the Acquiror Company, and the Acquiror Company has agreed to acquire from the Shareholders, all of the Shares, which Shares constitute 100% of the issued and outstanding shares of the Company, in exchange for shares of common stock of Acquiror Company equal to 50% of outstanding shares of the Acquiror Company’s Common Stock (assuming the conversion of all issued and outstanding Acquiror Company Preferred Stock into shares of Acquiror Company Common Stock at the Closing Date) to be issued on the Closing Date (the “Acquiror Company Shares”), on the terms and conditions as set forth herein; and

WHEREAS, after giving effect to the transactions contemplated by this Agreement, the Acquiror Company Shares to be issued to the Shareholders shall constitute 50% of the issued and outstanding shares of the Acquiror Company’s Common Stock (assuming the conversion of all issued and outstanding Acquiror Company Preferred Stock into shares of Acquiror Company Common Stock at the Closing Date).

NOW THEREFORE in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I
DEFINITIONS

Unless the context otherwise requires, the terms defined in this Section I will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

1.1              “Accredited Investor” has the meaning set forth in Regulation D under the Securities Act.

1.2              “Acquired Companies” means, collectively, the Company and the Company Subsidiaries.

1.3              “Acquiror Company Board” means the Board of Directors of the Acquiror Company.

1.4              “Acquiror Company Common Stock” means the Acquiror Company’s common stock, par value US $0.0001 per share.

1.5              “Acquiror Company Disclosure Schedules” has a meaning set forth in Section VI.

1.6              “Acquiror Company Indemnified Persons” has the meaning set forth in Section 10.1.

1.7              “Acquiror Company Shares” has the meaning set forth in the recitals.

1.8              “Acquiror Company Preferred Stock” means collectively, the Acquiror Company’s (i) Series A Preferred Stock, (ii) Series B Preferred Stock and (iii) Series C Preferred Stock.

1.9              “Action” has the meaning set forth in Section 5.17.

1.10          “Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.11          “Agreement” means this Share Exchange Agreement, including all Schedules and Exhibits hereto, as this Share Exchange Agreement may be from time to time amended, modified or supplemented.

1.12          “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy.”

1.13          “Cause” means, with respect to an individual, such individual has (i) breached any fiduciary duty to the Company, which breach is not cured within 30 days after written notice to such individual thereof; or (ii) engaged in gross negligence, willful misconduct, willful violation of any law, fraud, embezzlement, material acts of dishonesty or a conflict of interest that causes a Material Adverse Effect on the Company.

1.14          “Certificate” has the meaning set forth in Section 3.2.

1.15          “Claiming Party” has the meaning set forth in Section 10.7.1.

1.16          “Closing” has the meaning set forth in Section 3.1.

1.17          “Closing Acquiror Company Shares” means the aggregate number of Acquiror Shares issuable to the Shareholders at Closing, less the Escrow Shares.

1.18          “Closing Date” has the meaning set forth in Section 3.1.

1.19          “Code” means the Internal Revenue Code of 1986, as amended.

1.20          “Common Stock” means the Company’s shares of Common Stock, without par value.

1.21          “Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act.

1.22          “Company” has the meaning set forth in the recitals.

1.23          “Company Board” means the Board of Directors of the Company.

1.24          “Company Disclosure Schedules” has the meaning set forth in Section V.

1.25          “Company Subsidiaries” means all of the direct and indirect Subsidiaries of the Company.

1.26          “Deductible” has the meaning set forth in Section 10.4.

1.27          “Director Nominee” means John Montgomery, subject to the completion and Acquiror Company Board acceptance, which acceptance shall not be unreasonably withheld, of a standard third party background check and in the event Mr. Montgomery fails such background check, an alternative representative to be appointed by the Company and to be approved by the Acquiror Company Board, which approval shall not be unreasonably withheld.

1.28          “Employment Agreements” has the meaning set forth in Section 2.5.

1.29          “Environmental Laws” has the meaning set forth in Section 5.20.

1.30          [Reserved].

1.31          “Equity Security” means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

1.32          “Escrow Agent” has the meaning set forth in Section 3.2.

1.33          “Escrow Period” has the meaning set forth in Section 10.6.

1.34          “Escrow Shares” has the meaning set forth in Section 3.2.

1.35          “Exchange Act” means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will then be in effect.

1.36          “Exhibits” means the several exhibits referred to and identified in this Agreement.

1.37          “FDA” has the meaning set forth in Section 5.24.

1.38          “FDCA” has the meaning set forth in Section 5.24.

1.39          “Form 8-K” means a current report on Form 8-K under the Exchange Act.

1.40          “GAAP” means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person’s past practices.

1.41          “Governmental Authority” means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether U.S. or non-U.S.

1.42          “Hazardous Materials” has the meaning set forth in Section 5.20.

1.43          “Indebtedness” means any obligation, contingent or otherwise. Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

1.44          “Indemnification Cap” has the meaning set forth in Section 10.5.

1.45          “Indemnification Notice” has the meaning set forth in Section 10.7.1.

1.46          “Indemnification Notice Period” has the meaning set forth in Section 10.7.1.

1.47          “Indemnifying Party” has the meaning set forth in Section 10.7.1.

1.48          “Intellectual Property” means all industrial and intellectual property, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

1.49          “Intellectual Property Rights” has the meaning set forth in Section 5.22.

1.50          “knowledge of the Company” or “Company’s knowledge” means the actual or constructive knowledge of the Company Board, or the Principals.

1.51          “knowledge of the Acquiror Company” or “Acquiror Company’s knowledge” means the actual or constructive knowledge of the Acquiror Company or the Acquiror Company Board.

1.52          “Laws” means, with respect to any Person, any U.S. or non-U.S. federal, national, state, provincial, local, municipal, international, multinational or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

1.53          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

1.54          “Lock-Up Period” has the meaning set forth in Section 4.4.

1.55          “Losses” has the meaning set forth in Section 10.1.

1.56          “Material Acquiror Company Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, to which the Acquiror Company is a party or otherwise bound, that the Acquiror Company would be required to file with the Commission upon their occurrence in accordance with U.S. securities laws.

1.57          “Material Adverse Effect” means, when used with respect to either the Acquiror Company or the Acquired Companies, as the case may be, any change, effect or circumstance which, individually or in the aggregate, would reasonably be expected to (a) have a material adverse effect on the business, assets, financial condition or results of operations of the Acquiror Company or the Acquired Companies, as the case may be, in each case taken as a whole or (b) materially impair the ability of the Acquiror Company or the Acquired Companies, as the case may be, to perform their obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which the Acquiror Company or the Acquired Companies, as the case may be, operate or (c) result in litigation, claims, disputes or property loss in the future, and that would prohibit or otherwise materially interfere with the ability of any party to this Agreement to perform any of its obligations under this Agreement in any material respect.

1.58          “Material Company Contract” means any and all agreements, contracts, arrangements, leases, commitments or otherwise, to which the Company is a party or otherwise bound, that the Acquiror Company would be required to file with the Commission upon their occurrence in accordance with U.S. securities laws.

1.59          “Material Permits” has the meaning set forth in Section 5.21.

1.60          “Money Laundering Laws” has the meaning set forth in Section 5.31.

1.61          [Reserved].

1.62          “Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

1.63          “Organizational Documents” means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

1.64          “Permitted Liens” means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant party has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen’s compensation laws or similar legislation, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant party has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant party which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

1.65          “Person” means all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

1.66          “Pharmaceutical Product” has the meaning set forth in Section 5.24.

1.67          “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

1.68          “Qualifying Shareholder” has the meaning set forth in Section 2.7.

1.69          “Registrable Securities” means, as of any date of determination, (a) the Acquiror Company Shares and (b) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Acquiror Company shall not be required to maintain the effectiveness of any, or file another, registration statement hereunder with respect thereto) for so long as (a) a registration statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and all such Registrable Securities have been disposed of by the Shareholder in accordance with such effective registration statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144.

1.70          “Rule 144” means Rule 144 under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.71          “Schedules” means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

1.72          “SEC Documents” has the meaning set forth in Section 6.15.

1.73          “Section 4(2)” means Section 4(2) under the Securities Act, as the same may be amended from time to time, or any successor statute.

1.74          “Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

1.75          “Series A Preferred Stock” means the Acquiror Company’s Series A 0% convertible preferred stock, par value $0.0001 per share, of which there are 1,748.625 shares at the Closing Date, with a stated value of $1,000 per share, convertible at $0.53 per share into 3,299,294 shares of Acquiror Company Common Stock at the Closing Date, subject to adjustment.

1.76          “Series B Preferred Stock” means the Acquiror Company’s Series B 0% convertible preferred stock, par value $0.0001 per share, of which there are 961 shares at the Closing Date, with a stated value of $1,000 per share, convertible at $0.53 per share into 1,813,210 shares of Acquiror Company Common Stock at the Closing Date, subject to adjustment.

1.77          “Series C Preferred Stock” means the Acquiror Company’s Series A 0% convertible preferred stock, par value $0.0001 per share, of which there are 290.43148 shares at the Closing Date, with a stated value of $1,000 per share, convertible at $0.75 per share into 387,251 shares of Acquiror Company Common Stock at the Closing Date, subject to adjustment.

1.78          “Share Escrow Agreement” means the escrow agreement substantially in the form of Exhibit A hereto, pursuant to which the Principals shall deposit 973,251 of the Acquiror Company Shares to be received by the Principals into an escrow account, which will serve as security for the partial indemnification against any breaches of this Agreement and the Transaction Documents by the Company or the Principals, following the Share Exchange.

1.79          “Share Exchange” has the meaning set forth in Section 2.1.

1.80          “Shareholder Indemnified Persons” has the meaning set forth in Section 10.2.

1.81          “Shareholders’ Representative” has the meaning set forth in the recitals.

1.82          “Shareholders’ Representative Group” has the meaning set forth in Section 12.3.

1.83          “Shares” means the issued and outstanding ordinary shares of the Company.

1.84          [Reserved].

1.85          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, joint venture or partnership of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such entity, (ii) the total combined equity interests, or (iii) the capital or profit interests, in the case of a partnership or limited liability company; or (b) otherwise has the power to vote or to direct the voting of sufficient securities to elect a majority of the board of directors or similar governing body.

1.86          “Taxes” means all foreign, federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing; and “Tax” means any of the foregoing Taxes.

1.87          “Tax Return” means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

1.88          “Third Party Claim” has the meaning set forth in Section 10.7.1.

1.89          “Third Party Claim Notice” has the meaning set forth in Section 10.7.1.

1.90          “Trading Day” means a day on which the principal Trading Market is open for trading.

1.91          “Trading Market” means any of the following markets or exchanges on which the Acquiror Company’s Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing.

1.92          “Transaction Documents” means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement including but not limited to, the Agreement, the Share Escrow Agreement, and the Employment Agreements.

1.93          “U.S.” means the United States of America.

1.94          “U.S. Dollars” or “US $” means the currency of the United States of America.

1.95          “VWAP” means, for any date or applicable period in question, the price determined by the first of the following clauses that applies: (a) if the Acquiror Company’s Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Acquiror Company’s Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Acquiror Company’s Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Acquiror Company’s Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Acquiror Company’s Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Acquiror Company’s Common Stock as determined by the Acquiror Company Board.

SECTION II
EXCHANGE OF SHARES AND SHARE CONSIDERATION

2.1              Share Exchange. At the Closing, the Shareholders shall transfer 3,936,242 Shares, representing all of the issued and outstanding shares of the Company, and, in consideration therefor, subject to Section 2.2, Acquiror Company shall issue to Shareholders an aggregate of 7,122,172 fully paid and nonassessable shares of Acquiror Company Common Stock, representing 50% of shares of the Acquiror Company’s Common Stock (assuming the conversion of all issued and outstanding Acquiror Company Preferred Stock into shares of Acquiror Company Common Stock at the Closing Date) to be issued on the Closing Date (the “Share Exchange”).

2.2              Withholding. The Acquiror Company shall be entitled to deduct and withhold from the Acquiror Company Shares otherwise issuable pursuant to this Agreement to any Shareholder such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Shareholder in respect of which such deduction and withholding was made.

2.3              Section 368 Reorganization. For U.S. federal income tax purposes, the Share Exchange is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code. The parties to this Agreement hereby adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Share Exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status. The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

2.4              Directors of Acquiror Company at Closing Date. On the Closing Date, the Acquiror Company Board shall cause the Director Nominee to become a member of the Acquiror Company Board, such Board membership to be subject to the provisions of Paragraph 1.27. The Acquiror Company shall not remove, or cause or permit to be removed, the Director Nominee for a period of at least twelve (12) months following his appointment without Cause.

2.5              Employment Agreements. On the Closing Date, the Acquiror Company shall enter into a two-(2) year employment agreement with each of Robert D. Thompson and Larry E. Rodman in substantially the same form as attached hereto as Exhibit B (“Employment Agreements”).

2.6              [Reserved].

2.7              Voting Agreement. Upon the execution of this Agreement, (i) all officers of the Company, (ii) members of the Company Board and (iii) individual Shareholders that will receive at least 5.0% of the voting power of the outstanding Acquiror Company Shares (including shares held in escrow pursuant to the Share Escrow Agreement) (each, a “Qualifying Shareholder”), agree to vote any and all Acquiror Company Shares received by such Qualifying Shareholder in the transaction contemplated hereby, in accordance with the recommendation of the Acquiror Company Board with respect to any matter to be voted upon by the shareholders of the Acquiror Company, for a period of eighteen (18) months from the Closing Date, except to the extent prohibited by Laws.

SECTION III
CLOSING DATE

3.1              Closing Date. The closing of the Share Exchange (the “Closing”) will occur on the date on which all of the closing conditions set forth in Sections VIII and IX have been satisfied or waived (the “Closing Date”), subject to extension by mutual agreement of the Company and the Acquiror Company, but in no event later than July [*], 2017.

3.2              Escrow. Notwithstanding any provision of this Agreement to the contrary, in lieu of delivering to the Principals (each of which is also a Shareholder) certificates (or book-entry form confirmation) (“Certificate”) for the full number of Acquiror Company Shares provided for in Section 2.1, the Acquiror Company shall deliver or cause to be delivered (A) to each Principal, a Certificate registered in the name of such Principal evidencing such number of Closing Acquiror Company Shares as set forth in Exhibit A and (B) to Silvestre Law Group, P.C., as escrow agent (the “Escrow Agent”) for deposit into escrow pursuant to the Share Escrow Agreement, a Certificate in the name of each Principal evidencing such number of Acquiror Company Shares to be deposited into such escrow as set forth in Exhibit A (all Acquiror Company Shares to be deposited into such escrow, collectively, the “Escrow Shares”), together with a stock power endorsed in blank for the shares represented on each such Certificate, which Certificate will be held in the escrow account and disposed of by the Escrow Agent in accordance with the terms and provisions of the Share Escrow Agreement. All Escrow Shares will be deducted from the Acquiror Company Shares (on a pro rata basis of the Principals’ relative ownership of the Shares).

SECTION IV
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

4.1               Generally. Each Shareholder, or Principal, as applicable below, severally and not jointly, hereby represents and warrants to the Acquiror Company:

4.1.1               Authority. Such Shareholder has the right, power, authority and capacity to execute and deliver this Agreement and each of the Transaction Documents to which such Shareholder is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which such Shareholder is a party, and to perform such Shareholder’s obligations under this Agreement and each of the Transaction Documents to which such Shareholder is a party, as applicable. This Agreement has been, and each of the Transaction Documents to which such Shareholder is a party will be, duly and validly authorized and approved, executed and delivered by such Shareholder. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than such Shareholder, this Agreement is, and each of the Transaction Documents to which such Shareholder is a party have been, duly authorized, executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

4.1.2               No Conflict. Neither the execution or delivery by such Shareholder of this Agreement or any Transaction Document to which such Shareholder is a party, nor the consummation or performance by such Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of such Shareholder (if such Shareholder is not a natural person); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which such Shareholder is a party or by which the properties or assets of such Shareholder are bound; or (c) contravene, conflict with, or result in a violation of, any Law or Order to which such Shareholder, or any of the properties or assets of such Shareholder, may be subject.

4.1.3              Ownership of Shares. Such Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Acquiror Company pursuant to this Agreement, such Shareholder’s Shares free and clear of any and all Liens. There are no options, rights, voting trusts, stockholder agreements or any other contracts or understandings to which such Shareholder is a party or by which such Shareholder or such Shareholder’s Shares are bound with respect to the issuance, sale, transfer, voting or registration of such Shareholder’s Shares. At the Closing Date, the Acquiror Company will acquire good, valid and marketable title to such Shareholder’s Shares free and clear of any and all Liens.

4.1.4              Litigation. There is no pending Proceeding against such Shareholder that involves the Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Shareholder, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

4.1.5              No Brokers or Finders. No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against such Shareholder for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and such Shareholder will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim.

4.2               Investment Representations. Each Shareholder, severally and not jointly, hereby represents and warrants to the Acquiror Company:

4.2.1              Acknowledgment. Such Shareholder understands and agrees that the Acquiror Company Shares to be issued pursuant to this Agreement and the Share Exchange have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the Acquiror Company Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

4.2.2              Status. By its execution of this Agreement, such Shareholder, severally and not jointly, represents and warrants to the Acquiror Company as indicated on its signature page to this Agreement that such Shareholder is an Accredited Investor and further makes the representations and warranties to the Acquiror Company set forth on Exhibit D. Such Shareholder understands that the Acquiror Company Shares are being offered and sold to such Shareholder in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth in this Agreement, in order that the Acquiror Company may determine the applicability and availability of the exemptions from registration of the Acquiror Company Shares on which the Acquiror Company is relying.

4.2.3               Stock Legends. Such Shareholder hereby agrees with the Acquiror Company as follows:

(a)                Securities Act Legend Accredited Investors. The Certificate evidencing the Acquiror Company Shares issued to such Shareholder will bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES

(b)               Other Legends. The Certificates representing such Acquiror Company Shares, and each Certificate issued in transfer thereof, will also bear any other legend required under any applicable Law, including, without limitation, any U.S. state corporate and state securities law, or contract.

(c)               Opinion. No Shareholder will transfer any or all of the Acquiror Company Shares absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of such Shareholder’s Acquiror Company Shares, without first providing the Acquiror Company with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the Acquiror Company and only if requested by the Acquiror Company) to the effect that such transfer will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

(d)               Consent. Each Shareholder understands and acknowledges that the Acquiror Company may refuse to transfer the Acquiror Company Shares, unless such Shareholder complies with this Section 4.2.3 and any other restrictions on transferability set forth in Exhibit D. Each Shareholder consents to the Acquiror Company making a notation on its records or giving instructions to any transfer agent of the Acquiror Company’s Common Stock in order to implement the restrictions on transfer of the Acquiror Company Shares.

4.3              Voting Agreement. Each Shareholder, severally and not jointly, hereby represents and warrants to the Acquiror Company that if it qualifies as a Qualified Shareholder, it will vote any and all Acquiror Company Shares received, pursuant to Section 2.7 hereof.

4.4              Lock-Up. Each Shareholder, severally and not jointly, hereby represents and warrants to the Acquiror Company that for a period of eighteen (18) months following the Closing Date (the “Lock-Up Period”), it will not transfer, sell, contract to sell, devise, gift, assign, pledge, hypothecate, distribute or grant any option to purchase or otherwise dispose of, directly or indirectly, any of the Acquiror Company Shares received in the transaction contemplated hereby, except that if a Shareholder is employed by the Acquiror Company from time to time, such Shareholder may sell, pursuant to all applicable securities laws, up to five percent (5%) (based on the total amount of received on the Closing Date) of their Acquiror Company Shares on each ninety (90) day anniversary following the one (1) year anniversary of the Closing Date. The Lock-Up Period shall not limit in any way the Acquiror Company’s obligations set forth in Section XI.

4.5              Potential Forfeiture of Escrow Amount. Each Principal, severally and not jointly, hereby represents and warrants to the Acquiror Company that in the event that the Company or Shareholders breach the provisions this Agreement, including any breaches by the Company of the representations and warranties under Section 5, then such Principal’s Acquiror Company Shares included in the Escrow Amount are subject to forfeiture in order to cover any damages pursuant to the indemnification provisions contained in Section X hereof.

SECTION V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PRINCIPALS

The disclosure schedules attached hereto as Exhibit E (the “Company and Principal Disclosure Schedules”) are divided into sections that correspond to the sections of this Section V. The Company and Principal Disclosure Schedule comprises a list of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in the sections of this Section V. The disclosures in any section of the Company Disclosure Schedules shall qualify other sections in this Section V only to the extent it is reasonably inferable from a reading of the disclosure that such disclosure is applicable to such other sections. Notwithstanding anything contained herein to the contrary in this Agreement, any representation, warranty or covenant made by the Company and its Principals shall be deemed to have been made to the best of its or their knowledge. The Company and Principals represent and warrant to the Acquiror Company as follows:

5.1          Organization and Qualification.

5.1.1               The Company is duly incorporated and validly existing under the laws of the Commonwealth of Virginia, has all requisite authority and corporate power, governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing and in good standing or to have such authority or power will not, in the aggregate, have a Material Adverse Effect. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect. Set forth on Schedule 5.1 is a list of those jurisdictions in which the Company presently conducts its business, owns, holds and operates its properties and assets.

5.2              Subsidiaries. Except as set forth on Schedule 5.2, the Company does not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

5.3              Organizational Documents.

5.3.1               The copies of the Certificate of Incorporation and Bylaws of the Company, each adopted on October 12, 2012, respectively, that have been delivered to the Acquiror Company prior to the execution of this Agreement are true and complete and have not been amended or repealed. The Company is not in violation or breach of any of the provisions of its Organizational Documents.

5.4              Authorization and Validity of this Agreement. The Company has all requisite authority and corporate power, governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company is a party, to perform its obligations under this Agreement and each of the Transaction Documents to which the Company is a party, and to record the transfer of the Shares and the delivery of the new certificates representing the Shares registered in the name of the Acquiror Company. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action and do not require from the Company Board or the Shareholders any consent or approval that has not been validly and lawfully obtained. The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority.

5.5              No Violation. Neither the execution nor the delivery by the Company of this Agreement or any Transaction Document to which the Company is a party, nor the consummation or performance by the Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Company is a party or by which the properties or assets of the Company are bound ; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Company, or any of the properties or assets owned or used by the Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Company, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

5.6              Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Company, this Agreement and each of the Transaction Documents to which the Company is a party are duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

5.7              Capitalization and Related Matters.

5.7.1              Capitalization of the Company. The authorized capital stock of the Company consists of 5,000,000 shares of Common Stock, of which 3,936,242 shares of Common Stock are issued and outstanding. Except as set forth on Schedule 5.7.1, there are no outstanding or authorized options, warrants, calls, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of capital stock. There are no outstanding stockholders’ agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the capital stock of the Company. The issuance of all of the shares of Company’s Common Stock described in this Section 5.7.1 have been in compliance with applicable federal and state Laws. All issued and outstanding shares of the Company’s capital stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights.

5.7.2              No Redemption Requirements. There are no outstanding contractual obligations (contingent or otherwise) of the Company to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

5.8              Shareholders. Exhibit A contains a true and complete list of the names and addresses of the record and beneficial holders of all of the outstanding capital stock of the Company. Except as expressly provided in this Agreement, no holder of Shares or any other security of the Company is entitled to any preemptive right, right of first refusal or similar right with respect to the shares of the Company’s capital stock.

5.9             Compliance with Laws and Other Instruments. Except as would not have a Material Adverse Effect, the business and operations of the Company is being conducted in accordance with all applicable Laws and Orders. Except as would not have a Material Adverse Effect, since January 1, 2014, the Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by the Company, and to the knowledge of the Company, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. Except as would not have a Material Adverse Effect, the Company is not alleged to be in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which the Company is a party or by which any of the Company’s properties, assets or rights are bound. To the knowledge of the Company, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which the Company is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. Except in the ordinary course of business, the Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Company, any event or circumstance relating to the Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

5.10       Certain Proceedings. There is no pending, or to the Company’s knowledge, threatened, Proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement.

5.11       No Brokers or Finders. Except as disclosed in Schedule 5.11, no person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Company will indemnify and hold the Acquiror Company harmless against any liability or expense arising out of, or in connection with, any such claim, in accordance with the indemnification provisions hereunder.

5.12       Title to and Condition of Properties. Except as would not have a Material Adverse Effect, the Company owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

5.13       [reserved.]

5.14       [reserved.]

5.15       Board Recommendation. The Company Board has duly approved this Agreement and the transactions contemplated by this Agreement and declared that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of the Company and its Shareholders.

5.16       Changes. Except as set forth in Schedule 5.16, since December 31, 2016, the Company has conducted its business in the usual and ordinary course of business consistent with past practice and has not:

5.16.1       Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations or prospects other than changes, events or conditions in the ordinary course of its business, none of which would have a Material Adverse Effect;

5.16.2       Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

5.16.3       Liens. Created or permitted to exist any Lien on any material property or asset of the Company, other than Permitted Liens;

5.16.4       Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

5.16.5       Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

5.16.6       Material Company Contracts. Terminated or modified any Material Company Contract, except for termination upon expiration in accordance with the terms thereof;

5.16.7       Claims. Released, waived or cancelled any claims or rights relating to or affecting the Company in excess of US $50,000 in the aggregate or instituted or settled any Proceeding involving in excess of US $50,000 in the aggregate;

5.16.8       Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of US $50,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

5.16.9       Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of US $50,000 in the aggregate, other than professional fees;

5.16.10     Guarantees. Guaranteed or endorsed any obligation or net worth of any Person exceeding $50,000 in the aggregate;

5.16.11     Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

5.16.12     Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP; or

5.16.13     Agreements. Entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

5.17       Litigation. Except as set forth on Schedule 5.17, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective properties before or by any Governmental Authority (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or any of the Transaction Documents to which the Company is a party or (ii) could reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There is no pending, or to the knowledge of the Company, threatened, investigation by the Commission involving the Company or any current or former director or officer of the Company.

5.18       Labor Relations. No labor dispute exists or, to the knowledge of the Company, is threatened with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.19       Compliance. Neither the Company, nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

5.20       Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

5.21       Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, as presently conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

5.22       Intellectual Property. The Company and its Subsidiaries have, or have rights to use, all Intellectual Property as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any of its Subsidiaries has received a written notice that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within five (5) years from the date of this Agreement, except where such occurrence could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the Company’s knowledge, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.23       Transactions With Affiliates and Employees. Except as set forth in Schedule 5.23, none of the officers or directors of the Company or any of its Subsidiaries and, to the Company’s Knowledge, none of the employees of the Company or any of its Subsidiaries, is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, other than for: (i) payment of salary or consulting fees or similar payments for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements, restricted stock awards or related agreements under any equity-based compensation plan of the Company.

5.24       FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened, Action against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any written notice from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company. A list of all current Pharmaceutical Products and all applications with the FDA and FDCA, including all current or contemplated trials, preclinical and clinical studies are set forth in Schedule 5.24 hereto.

5.25       Absence of Undisclosed Liabilities. Except as set forth on Schedule 5.25 or any financial statements of the Company, as of the date hereof, the Company has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date. Except as set forth on Schedule 5.25, as of the date hereof, the Company has not incurred liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise).

5.26       Material Company Contracts. The Company has provided to the Acquiror Company, prior to the date of this Agreement, true, correct and complete copies of each written Material Company Contract, including each amendment, supplement and modification thereto.

5.27       No Defaults. Each Material Company Contract is a valid and binding agreement of the Company, and is in full force and effect. The Company is not in breach or default of any Material Company Contract to which it is a party and, to the Company’s Knowledge, no other party to any Material Company Contract is in breach or default thereof. No event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Company Contract or (b) permit the Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Company Contract. The Company has not received written notice of the pending or threatened cancellation, revocation or termination of any Material Company Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Company Contract.

5.28       Employees. Except as would not have a Material Adverse Effect, the Company is in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, and occupational safety and health. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

5.29       Tax Returns and Audits.

5.29.1       Tax Returns. Since January 1, 2012, the Company has filed all material Tax Returns required to be filed (if any) by or on behalf of the Company and has paid all material Taxes of the Company required to have been paid (whether or not reflected on any Tax Return). Except as set forth on Schedule 5.29, (a) since January 1, 2012, no Governmental Authority in any jurisdiction has made a claim, assertion or threat to the Company that the Company is or may be subject to taxation by such jurisdiction; (b) there are no Liens with respect to Taxes on the Company’s property or assets other than Permitted Liens; and (c) there are no Tax rulings, requests for rulings, or closing agreements relating to the Company for any period (or portion of a period) that would affect any period after the date hereof.

5.29.2       No Adjustments, Changes. Neither the Company nor any other Person on behalf of the Company (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law.

5.29.3       No Disputes. The Company has delivered to the Company true, correct and complete copies of all federal Tax Returns and examination reports and statements of deficiencies assessed or asserted against or agreed to by the Company, if any, for each of the last two (2) years and any and all correspondence with respect to the foregoing. There is no pending audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes of the Company, nor to the Company’s knowledge, is any such claim or dispute threatened. The Company has not received written notice of any such audit, examination, investigation, dispute, proceeding or claim with respect to any Taxes with respect to any periods.

5.29.4       Not a U.S. Real Property Holding Corporation. The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

5.29.5       No Tax Allocation, Sharing. The Company is not and has not been a party to any Tax allocation or sharing agreement.

5.29.6       No Other Arrangements. The Company is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code. The Company is not a “consenting corporation” within the meaning of Section 341(f) of the Code. The Company does not have any “tax-exempt bond financed property” or “tax-exempt use property” within the meaning of Section 168(g) or (h), respectively of the Code. The Company does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter. During the last two years, the Company has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code. The Company is not a party to any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4.

5.30       Bank Accounts and Safe Deposit Boxes. Schedule 5.30 discloses the title and number of each bank or other deposit or financial account, and each lock box and safety deposit box currently used by the Company, the financial institution at which that account or box is maintained and the names of the persons authorized to draw against the account or otherwise have access to the account or box, as the case may be. To the Company’s knowledge, other than the bank accounts and safe deposit boxes referenced above and included in Schedule 5.30, no other bank account or safe deposit box of the Company exists.

5.31       Money Laundering Laws. The operations of the Company is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all U.S. and non-U.S. jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Proceeding involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

5.32       Adverse Interest. Except as set forth on Schedule 5.32, no current officer, director, affiliate or person known to the Company to be the record or beneficial owner in excess of 5% of the Common Stock or any person known to be an associate of any of the foregoing is a party adverse to Company or has a material interest adverse to the Company in any material pending Proceeding.

5.33       No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director or executive officer; and any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power.

5.34       Untrue Statements. Neither this Agreement nor the Schedules hereto nor any other documents, certificates or instruments furnished to the Acquiror Company by or on behalf of Company or Shareholders in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or, to the Company’s knowledge, omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

5.35       No Other Representations and Warranties; Delivery Via Upload to Dataroom. Except for the representations and warranties contained in this Agreement, neither the Company nor the Shareholders makes any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or the business of the Company (including any representation or warranty of any kind or nature whatsoever concerning or as to the accuracy or completeness of any projections, budgets, forecasts or other forward-looking financial information concerning the future revenue, income, profit or other financial results of the Company), in each case except as expressly set forth in this Agreement. The Company’s obligation to make available any agreement, document or information to any Person under this Agreement shall have been satisfied if such agreement, document or information has been uploaded in an electronic data room to which such Person has access.

SECTION VI
REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR COMPANY

The disclosure schedules attached hereto as Exhibit F (the “Acquiror Company Disclosure Schedules”) are divided into sections that correspond to the sections of this Section VI. The Acquiror Company Disclosure Schedules comprise a list of all exceptions to the truth and accuracy in all material respects of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Section VI. The disclosures in any section of the Acquiror Company Disclosure Schedules shall qualify other sections in this Section VI only to the extent it is reasonably inferable from a reading of the disclosure that such disclosure is applicable to such other sections. For purposes of this Section VI, any statement, facts, representations, or admissions contained in the public filings made by the Acquiror Company with the Commissions, are deemed to be included in the Acquiror Company Disclosure Schedules and all such information is deemed to be fully disclosed to the Company and the Shareholders. Notwithstanding anything contained herein to the contrary in this Agreement, any representation, warranty or covenant made by the Acquiror Company shall be deemed to have been made to the best of their knowledge for any period prior to January 1, 2013. For purposes of this Agreement, “to the best of our knowledge” or similar phrase shall mean the actual or constructive knowledge of the Acquiror Company, the Acquiror Company Board, or its officers. The Acquiror Company represents and warrants to the Shareholders and the Company as follows:

6.1         Organization and Qualification. The Acquiror Company is duly incorporated under the laws of the state of Delaware, has all requisite authority and corporate power, governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing or to have such authority or power will not, in the aggregate, have a Material Adverse Effect. The Acquiror Company is duly qualified to conduct business as a foreign corporation in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect.

6.2       Subsidiaries. Except as set forth on Schedule 6.2, the Acquiror Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

6.3       Organizational Documents. True, correct and complete copies of the Organizational Documents of the Acquiror Company have been delivered to the Company prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents since such date of delivery. The Acquiror Company is not in violation or breach of any of the provisions of its Organizational Documents.

6.4       Authorization. The Acquiror Company has all requisite authority and corporate power, governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Acquiror Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Acquiror Company is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which the Acquiror Company is a party. The execution, delivery and performance by the Acquiror Company of this Agreement and each of the Transaction Documents to which the Acquiror Company is a party have been duly authorized by all necessary corporate action and do not require from the Acquiror Company Board any consent or approval that has not been validly and lawfully obtained except for approval by the Acquiror Company stockholders. The execution, delivery and performance by the Acquiror Company of this Agreement and each of the Transaction Documents to which the Acquiror Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority other than such other customary filings with the Commission for transactions of the type contemplated by this Agreement and the Transaction Documents.

6.5         No Violation. Neither the execution nor the delivery by the Acquiror Company of this Agreement or any Transaction Document to which the Acquiror Company is a party, nor the consummation or performance by the Acquiror Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Acquiror Company (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which the Acquiror Company is a party or by which the properties or assets of the Acquiror Company is bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which the Acquiror Company, or any of the properties or assets owned or used by the Acquiror Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Acquiror Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Acquiror Company, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

6.6              Binding Obligations. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Acquiror Company, this Agreement and each of the Transaction Documents to which the Acquiror Company is a party are duly authorized, executed and delivered by the Acquiror Company and constitutes the legal, valid and binding obligations of the Acquiror Company, enforceable against the Acquiror Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

6.7              Securities Laws. Assuming the accuracy of the representations and warranties of the Shareholders, contained in Section 4.1 and Exhibit D, the issuance of the Acquiror Company Shares pursuant to this Agreement will be when issued and paid for in accordance with the terms of this Agreement issued in accordance with exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration permit or qualification requirements of all applicable state securities laws.

6.8              Capitalization and Related Matters.

6.8.1                    Capitalization. The authorized capital stock of the Acquiror Company consists of 180,000,000 shares: 150,000,000 shares of the Acquiror Company’s Common Stock are authorized, of which 1,622,417 shares are issued and outstanding; 30,000,000 shares of the Acquiror Company’s Preferred Stock are authorized, of which 1,815,249.056 shares are issued and outstanding. All issued and outstanding shares of the Acquiror Company’s Common Stock and Acquiror Company’s Preferred Stock are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. The Acquiror Company’s Preferred Stock is not entitled to any liquidation preference or right relating to anti-dilution, voting (including right of veto) or dividend of any kind, except to the extent the Acquiror Company’s Common Stock is similarly entitled to any such right. None of the transactions contemplated by this Agreement or any other Transaction Document shall trigger any anti-dilution right of the Acquiror Company’s Preferred Stock. At the Closing Date, the Acquiror Company will have sufficient authorized and unissued Acquiror Company’s Common Stock to consummate the transactions contemplated hereby.

6.8.2                  Duly Authorized. The issuance of the Acquiror Company Shares has been duly authorized and, upon consummation of the Closing, the Acquiror Company Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

6.9               Compliance with Laws. Since January 1, 2013 and, to the best of the Acquiror Company’s knowledge, for all periods prior thereto, (i) the business and operations of the Acquiror Company have been and are being conducted in accordance with all applicable Laws and Orders; and (ii) the Acquiror Company has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting the Acquiror Company and no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated. The Acquiror Company is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of the Acquiror Company, any event or circumstance relating to the Acquiror Company that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits the Acquiror Company from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

6.10           Certain Proceedings. There is no pending, or to the Acquiror Company’s knowledge, threatened, Proceeding that has been commenced against the Acquiror Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.

6.11           No Brokers or Finders. Except as disclosed in Schedule 6.11, no Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiror Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Acquiror Company will indemnify and hold the Shareholders harmless against any liability or expense arising out of, or in connection with, any such claim, in accordance with the indemnification provisions hereunder.

6.12           Absence of Undisclosed Liabilities. Except as set forth on Schedule 6.12 or in the SEC Documents, as of the date hereof, the Acquiror Company has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date. Except as set forth on Schedule 6.12 or in the SEC Documents, as of the date hereof, the Acquiror Company has not incurred liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise).

6.13           Changes. Except as set forth in the SEC Documents or in Schedule 6.13, the Acquiror Company has, conducted its business in the usual and ordinary course of business consistent with past practice and has not:

6.13.1                Adverse Changes. Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the usual and ordinary course of its business, none of which would have a Material Adverse Effect;

6.13.2                Loans. Made any loans or advances to any Person other than travel advances and reimbursement of expenses made to employees, officers and directors in the ordinary course of business;

6.13.3                Liens. Created or permitted to exist any Lien on any material property or asset of the Acquiror Company, other than Permitted Liens;

6.13.4                Capital Stock. Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

6.13.5                Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its stockholders;

6.13.6               Material Acquiror Company Contracts. Terminated or modified any Material Acquiror Company Contract, except for termination upon expiration in accordance with the terms thereof;

6.13.7                Claims. Released, waived or cancelled any claims or rights relating to or affecting the Acquiror Company in excess of US $50,000 in the aggregate or instituted or settled any Proceeding involving in excess of US $50,000 in the aggregate;

6.13.8                Discharged Liabilities. Paid, discharged or satisfied any claim, obligation or liability in excess of US $50,000 in the aggregate, except for liabilities incurred prior to the date of this Agreement in the ordinary course of business;

6.13.9                Indebtedness. Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of US $50,000 in the aggregate, other than professional fees;

6.13.10             Guarantees. Guaranteed or endorsed any obligation or net worth of any Person exceeding $50,000 in the aggregate;

6.13.11            Acquisitions. Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

6.13.12            Accounting. Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP; or

6.13.13            Agreements. Entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

6.14          No Defaults. Each Material Acquiror Company Contract is a valid and binding agreement of the Acquiror Company, and is in full force and effect. The Acquiror Company is not in breach or default of any Material Acquiror Company Contract to which it is a party and, to the knowledge of the Acquiror Company, no other party to any Material Acquiror Company Contract is in breach or default thereof. No event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material Acquiror Company Contract or (b) permit the Acquiror Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material Acquiror Company Contract. The Acquiror Company has not received written notice of the pending or threatened cancellation, revocation or termination of any Material Acquiror Company Contract to which it is a party. There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material Acquiror Company Contract.

6.15           SEC Documents; Financial Statements. Except as set forth on Schedule 6.15, since January 1, 2011 and, to the best of the Acquiror Company’s knowledge, for all periods prior thereto, the Acquiror Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the five (5) years preceding the date hereof (or such shorter period as the Acquiror Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading. All Material Acquiror Company Contracts to which the Acquiror Company is a party or to which the property or assets of the Acquiror Company are subject have been appropriately filed as exhibits to the SEC Documents as and to the extent required under the Exchange Act. The financial statements of the Acquiror Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q, as the case may be, of the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of the Acquiror Company as at the dates thereof and the results of its operations and cash flows for the periods then ended.

6.16            [Reserved].

6.17           Untrue Statements. Neither this Agreement nor the Schedules hereto nor any other documents, certificates or instruments furnished to the Company or the Shareholder by or on behalf of Acquiror Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or, to the Acquiror Company’s knowledge, omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

6.18           Board Recommendation. The Acquiror Company Board, by unanimous written consent, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of the Acquiror Company’s stockholders and has duly authorized this Agreement and the transactions contemplated by this Agreement.

6.19           No Suspension of Trading. The Acquiror Company has not been suspended from having its shares of capital stock trade on securities exchanges, nor does the Acquiror Company have any knowledge of facts or events that could reasonably lead to such suspension.

6.20            No “Bad Actor” Disqualification. The Acquiror Company has exercised reasonable care to determine whether any Covered Person (as defined below) is subject to Disqualification Event.  To the Acquiror Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act.  The Acquiror Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act.

SECTION VII
COVENANTS AND AGREEMENTS OF THE ACQUIROR COMPANY

7.1               Form 8-K. Within four (4) business days of the Closing Date, the Acquiror Company shall file the Form 8-K disclosing the transactions contemplated hereby in the Transaction Documents.

7.2              Furnishing of Information; Public Information. At any time during the period commencing from the Closing Date and ending twenty-four (24) months after the Closing Date, the Acquiror Company shall satisfy the current public information requirement under Rule 144(c).

SECTION VIII
CONDITIONS PRECEDENT OF THE ACQUIROR COMPANY

The Acquiror Company’s obligation to acquire the Shares and to take the other actions required to be taken by the Acquiror Company at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Acquiror Company, in whole or in part):

8.1              Accuracy of Representations. The representations and warranties of the Company, Principals and the Shareholders set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule (in which case such representation or warranty shall be true and correct in all material respects as of such date) or a representation or warranty is qualified by its term by a reference to materiality (in which case such representation or warranty shall be true and correct in all respects).

8.2               Performance by the Company, Principals and Shareholders.

8.2.1                  All of the covenants and obligations that the Company, Principals and the Shareholders are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

8.2.2                   Each document required to be delivered by the Company and the Shareholders pursuant to this Agreement must have been delivered.

8.3              No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

8.4               Certificate of Officer and Principals. The Company and Principals will have delivered to the Acquiror Company a certificate executed by an officer of the Company on the Company’s behalf, and each Principal, on its own behalf, certifying the satisfaction of the conditions specified in Sections 8.1 and 8.2, relating to the Company.

8.5              Certificate of Shareholders. Each Shareholder will have delivered to the Acquiror Company a certificate executed by such Shareholder, if a natural person, or an authorized officer of the Shareholder, if an entity, certifying the satisfaction of the conditions specified in Sections 8.1 and 8.2 relating to such Shareholder.

8.6               Consents.

8.6.1                   All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company and/or the Shareholders for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by the Company or the Shareholders, as the case may be, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Company.

8.7              Documents. The Company, Principals and the Shareholders must deliver to the Acquiror Company at the Closing:

8.7.1                   [Reserved].

8.7.2                   each of the Transaction Documents to which the Company, the Principals, the Shareholders and/or the Shareholders’ Representative is a party, duly executed;

8.7.3                   an officer’s certificate executed by an officer of the Company on the Company’s behalf, certifying the number of issued and outstanding shares of the Company before and after the Closing; and,

8.7.4                  such other documents as the Acquiror Company may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the Company, Principals and the Shareholders pursuant to Section 8.1, (B) evidencing the performance of, or compliance by the Company and the Shareholders with, any covenant or obligation required to be performed or complied with by the Company or the Shareholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Section 8.1, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

8.8              No Proceedings. There must not have been commenced or threatened against the Acquiror Company, the Company or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

8.9              No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, other than persons listed on Schedule I hereto, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Shares or any other stock, voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Acquiror Company Shares.

SECTION IX
CONDITIONS PRECEDENT OF THE COMPANY AND THE SHAREHOLDERS

The Shareholders’ obligation to transfer the Shares and the obligations of the Company or the Shareholders to take the other actions required to be taken thereby in advance of or at the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by the Company and the Shareholders jointly, in whole or in part):

9.1              Accuracy of Representations. The representations and warranties of the Acquiror Company set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement, except to the extent a representation or warranty is expressly limited by its terms to another date and without giving effect to any supplemental Schedule (in which case such representation or warranty shall be true and correct in all material respects as of such date) or a representation or warranty is qualified by its term by a reference to materiality (in which case such representation or warranty shall be true and correct in all respects).

9.2              Performance by the Acquiror Company.

9.2.1                   All of the covenants and obligations that the Acquiror Company is required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

9.2.2                   Each document required to be delivered by the Acquiror Company pursuant to this Agreement must have been delivered.

9.3              No Force Majeure Event. There shall not have been any delay, error, failure or interruption in the conduct of the business of the Acquiror Company, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

9.4              Certificate of Officer. The Acquiror Company will have delivered to the Company a certificate, dated the Closing Date, executed by an officer of the Acquiror Company on the Acquiror Company’s behalf, certifying the satisfaction of the conditions specified in Sections 9.1 and 9.2, relating to the Acquiror Company.

9.5               Consents.

9.5.1                  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Acquiror Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement, shall have been obtained and made by the Acquiror Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on the Acquiror Company.

9.6              Documents. The Acquiror Company must have caused the following documents to be delivered to the Company and/or the Shareholders:

9.6.1                   Delivery to each Shareholder a Certificate evidencing such Shareholder’s pro rata share of the Closing Acquiror Company Shares (as set forth in Exhibit A);

9.6.2                   each of the Transaction Documents to which the Acquiror Company is a party, duly executed;

9.6.3                   evidence, reasonably acceptable to the Company, that the Director Nominee shall become a member of the Acquiror Company Board, effective as of the Closing;

9.6.4                   a statement from the Acquiror Company’s transfer agent regarding the number of issued and outstanding shares of common stock immediately before and after the Closing, and, such other documents as the Company may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the Acquiror Company pursuant to Section 9.1, (B) evidencing the performance of, or compliance by the Acquiror Company with, any covenant or obligation required to be performed or complied with by the Acquiror Company, (C) evidencing the satisfaction of any condition referred to in this Section 9.1, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

9.7               No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against the Acquiror Company, the Company or any Shareholder, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the date of this Agreement) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

9.8               No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, other than persons listed on Schedule I hereto, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Acquiror Company Common Stock or any other stock, voting, equity, or ownership interest in, the Acquiror Company or (b) is entitled to all or any portion of the Acquiror Company Shares.

SECTION X
INDEMNIFICATION; REMEDIES

10.1       Indemnification by Principals. Each Principal, severally and not jointly in proportion to each such Principal’s pro rata share of the Acquiror Company Shares, will indemnify and hold harmless the Acquiror Company and its directors, officers, shareholders, employees, agents, subsidiaries and affiliates (the “Acquiror Company Indemnified Persons”), and will reimburse the Acquiror Company Indemnified Persons for, any loss, liability, claim, damage or expense, including reasonable out-of-pocket costs of investigation and defense of claims and reasonable attorneys’ fees and expenses (collectively, “Losses”) arising or resulting from or in connection with any of the following:

10.1.1           any breach of any representation or warranty of the Company and/or its Subsidiaries set forth in Section V of this Agreement;

10.1.2           any breach of any representation or warranty of such Principal (and not of any other Principal) set forth in Section IV and Section V of this Agreement; or

10.1.3           any breach of any covenant or obligation of the Company, its Subsidiaries and/or the Shareholders’ Representative in this Agreement.

10.2       Indemnification By Acquiror Company. The Acquiror Company will indemnify and hold harmless the Shareholders and their respective directors, officers, shareholders, employees, agents, subsidiaries and affiliates (collectively, the “Shareholder Indemnified Persons”) and will reimburse the Shareholder Indemnified Persons for, any Losses arising or resulting from or in connection with any of the following:

10.2.1           any breach of any representation or warranty made by the Acquiror Company in Section VI of this Agreement; or

10.2.2           any breach of any covenant or obligation of the Acquiror Company in this Agreement.

10.3       Indemnification Limitation – Survival.

10.3.1           The representations and warranties contained in this Agreement shall survive the Closing and shall continue in full force and effect until the date that is twelve (12) months following the Closing Date.

10.3.2           All covenants and other obligations of each of the Company, the Company’s Subsidiaries and Acquiror Company contained in this Agreement shall survive the Closing and continue in full force and effect until such covenants or obligations expire, are fully performed and satisfied, or otherwise until the expiration of the statute of limitations, in accordance with the respective terms of such covenants and obligations set forth in this Agreement. None of the Acquiror Company Indemnified Persons and the Shareholder Indemnified Persons may bring any claim for indemnification under this Section X after expiration of the time period set forth in this Section 10.3 to which such claim relates. Notwithstanding anything to the contrary herein, any claim asserted in good faith pursuant to and in compliance with this Section X prior to the expiration of the applicable survival period shall survive until such claim is fully and finally resolved.

10.3.3           The right to indemnification based upon such representations, warranties, covenants and obligations shall not be affected by any examination, inspection, audit or other investigation conducted by any Person with respect to, or any knowledge acquired at any time with respect to, the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation.

10.4       Indemnification Limitation – Deductible. The Principals shall have no obligation to indemnify the Acquiror Company Indemnified Persons under Section 10.1.1-10.1.3, and no indemnification claims shall be brought against the Principals under Section 10.1.1-10.1.3, until the aggregate amount of Losses incurred by Acquiror Company Indemnified Persons exceeds $10,000 (the “Deductible”), at which point the Principals will be obligated to indemnify the Acquiror Company Indemnified Persons from and against all Losses incurred by such Acquiror Company Indemnified Persons in excess of the Deductible. The Acquiror Company shall have no obligation to indemnify the Shareholder Indemnified Persons under Section 10.2.1-10.2.2, and no indemnification claims shall be brought against the Acquiror Company under Section 10.2.1-10.2.2, until the aggregate amount of Losses incurred by the Shareholder Indemnified Persons exceeds the Deductible, at which point the Acquiror Company will be obligated to indemnify the Shareholder Indemnified Persons in excess of the Deductible.

10.5       Indemnification Limitation – Cap. The Principals shall have no obligation to indemnify the Acquiror Company Indemnified Persons under Section 10.1.1-10.1.3 and no indemnification claims or any other claims shall be brought against the Principals under Section 10.1.1-10.1.3, for an aggregate amount of Losses incurred by Acquiror Company Indemnified Persons in excess of the value of the Escrow Shares determined in accordance with Section 10.6 (the “Indemnification Cap”) and any such rights to indemnity shall be satisfied solely by recourse to the Escrow Shares. The Acquiror Company shall have no obligation to indemnify the Shareholder Indemnified Persons under Section 10.2.1-10.2.2 and no indemnification claims or any other claims shall be brought against the Acquiror Company under Section 10.2.1-10.2.2, for an aggregate amount of Losses incurred by Shareholder Indemnified Persons in excess of the amount calculated by multiplying (a) a 5-day trailing VWAP on the date the claim is brought, by (b) the total number of shares of Acquiror Company then outstanding. The Acquiror Company shall have no obligation to indemnify the Shareholder Indemnified Persons for any Losses hereunder in excess of such amount.

10.6       Escrow Shares. To the extent that an Acquiror Company Indemnified Person makes any claim for indemnification pursuant to Section 10.1, it shall make a claim against the Escrow Shares. In the event that any Acquiror Company Indemnified Person sustains or incurs Losses for which it is entitled to indemnification under Section 10.1, such Losses shall be recovered or paid by forfeiture of that number of Escrow Shares representing the amount of such claim until such Losses are paid or until all of the Escrow Shares have been forfeited. The period during which claims for Losses may be made against the Escrow Shares shall commence at the Closing and terminate on the date that is twelve (12) months after the date of this Agreement (the “Escrow Period”). Notwithstanding anything contained herein to the contrary, the Escrow Agent shall continue to retain such portion of the Escrow Shares at the conclusion of the Escrow Period as shall be necessary to satisfy any unresolved or unsatisfied claims for Losses hereunder until such claims for Losses have been resolved or satisfied. Any Escrow Shares that have not been forfeited to satisfy the Shareholders’ indemnity obligations, if any, shall be released from escrow and returned to the Shareholders pursuant to the Share Escrow Agreement. For purposes of determining the number of Escrow Shares to be forfeited to satisfy an indemnity obligation of the Shareholders, the value per Escrow Share shall be equal to the 5-day trailing VWAP on the day of forfeiture.

10.7       Indemnification Procedures.

10.7.1           An indemnified party hereunder (the “Claiming Party”) shall give the indemnifying party (“Indemnifying Party”) prompt written notice (“Third Party Claim Notice”) of any claim of a third party (a “Third Party Claim”) as to which the Claiming Party proposes to demand indemnification hereunder, within thirty (30) days after learning of such Third Party Claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim) (such period is referred to herein as the “Indemnification Notice Period”). The Third Party Claim Notice shall (i) describe the claim in reasonable detail, and (ii) indicate the amount (estimated, if necessary, and to the extent feasible) of the Losses that have been or may be suffered by the Claiming Party. The failure to give a Third Party Claim Notice to the Indemnifying Party shall not relieve the Indemnifying Party of any liability hereunder unless the Indemnifying Party was prejudiced thereby under this Section X, and then only to the extent of such prejudice. The Indemnifying Party must provide, within thirty (30) days, written notice to the Claiming Party that it is either (i) assuming responsibility for the Third Party Claim, or (ii) disputing the claim for indemnification against it (the “Indemnification Notice”).

10.7.2           If the Indemnifying Party provides an Indemnification Notice to the Claiming Party within the Indemnification Notice Period that it assumes responsibility for the Third Party Claim, the Indemnifying Party shall have the right to assume and conduct the defense of such Third Party Claim at its own expense; provided, however, that the Claiming Party will be allowed a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense; and provided further that in the event that the interests of the Claiming Party and the Indemnifying Party are, or may reasonably become, in conflict with, or adverse to one another, with respect to such Third Party Claim, the Claiming Party may retain its own counsel at the Indemnifying Party’s expense (but limited to reasonable attorneys’ fees and expenses) with respect to such Third Party Claim. In the event the Indemnifying Party assumes and conducts the defense on behalf of the Claiming Party, the Indemnifying Party shall, subject to Sections 10.3, 10.4, 10.5 and 10.6, as applicable, be deemed to acknowledge that it is responsible to the Claiming Party for any damages as a result of such Third Party Claim, and may settle such Third Party Claim, but shall not, without the consent of the Claiming Party (which consent shall not be unreasonably withheld or delayed), agree to any settlement that does not include a provision whereby the plaintiff or claimant in the matter releases the Claiming Party from all liability with respect thereto or agree to any material relief other than money damages (and a full release related thereto). If the Indemnifying Party does not assume the defense of such Third Party Claim in the manner provided above and does not dispute the claim for indemnification against it, or if after commencing or undertaking any such defense, fails to prosecute diligently or withdraws from such defense, the Claiming Party shall have the right to undertake the defense or settlement thereof, and the Claiming Party may defend against, or enter into any settlement with respect to, the matter in any manner the Claiming Party reasonably may deem appropriate; provided that any such settlement of such Third Party Claim must include a provision whereby the plaintiff or claimant in the matter releases the Claiming Party and the Indemnifying Party from all liability with respect thereto; and provided further that the Indemnifying Party will be allowed a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense. In the event that (x) a final judgment or order in favor of such third party in respect of such Third Party Claim is rendered against the Claiming Party, that is not subject to appeal or with respect to which the time to appeal has expired without an appeal having been made, or (y) such Third Party Claim is settled in accordance with this Section 10.7.2, resulting in liability on the part of the Claiming Party, then subject to the limitations set forth in Sections 10.3, 10.4, 10.5 and 10.6, the Indemnifying Party shall pay the amount of such liability (which payment, in the case of indemnification by the Shareholders, shall be made by forfeiture of that number of Escrow Shares or, if all such Escrow Shares have been forfeited and subject to the limitations of Section 10.5, the Acquiror Company Shares, having a value (as determined in accordance with Section 10.6) equal to such liability.

10.7.3           In the event any Claiming Party should have a claim against any Indemnifying Party for indemnification of Losses hereunder other than in connection with a Third Party Claim, such Claiming Party shall deliver prompt notice of such claim to the Indemnifying Party within thirty (30) days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim), stating in reasonable detail the nature and basis of such claim and providing copies of the relevant documents evidencing such claim (if any), the amount of the claim (estimated, if necessary, and to the extent feasible), and the basis for the indemnification sought. Notwithstanding the foregoing, the failure of the Claiming Party to give such notice to the Indemnifying Party shall not relieve the Indemnifying Party of any liability hereunder unless the Indemnifying Party was prejudiced thereby under this Section X, and then only to the extent of such prejudice. If the Indemnifying Party notifies the Claiming Party that it does not dispute the claim described in such notice or fails to notify the Claiming Party within thirty (30) days after delivery of such notice by the Claiming Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Claiming Party’s notice shall be conclusively deemed a liability of the Indemnifying Party and, subject to the limitations set forth in Sections 10.3, 10.4, 10.5 and 10.6, the Acquiror Company shall pay the amount of such Loss to the Shareholder Indemnified Persons on demand, or the Shareholders shall agree to a forfeiture of that number of Escrow Shares or, if all such Escrow Shares have been forfeited and subject to the limitations of Section 10.5, the Acquiror Company Shares, having a value (as determined in accordance with Section 10.6) equal to the Loss incurred by the Acquiror Company Indemnified Persons, as applicable. If the Indemnifying Party has timely disputed its liability with respect to such claim, the dispute shall be resolved by mutual agreement of the Claiming Party and Indemnifying Party, or in the absence of such agreement, by arbitration of competent jurisdiction and not subject to further appeal. Notwithstanding anything to the contrary contained herein, as applicable, the Acquiror Company shall pay the Shareholder Indemnified Persons, or the Shareholders shall agree to a forfeiture of that number of Escrow Shares or, if all such Escrow Shares have been forfeited and subject to the limitations of Section 10.5, the Acquiror Company Shares, having a value (as determined in accordance with Section 10.6 above) equal to the amount of any such Loss no later than ten (10) business days following the determination of the Indemnifying Party’s liability (whether such determination is made pursuant to the procedures set forth in this Section 10.7.3, by agreement between the Indemnifying Party and the Claiming Party or by final adjudication).

For purposes of the procedures in this Section 10.7, to the extent the Claiming Party or Indemnifying Party is a Shareholder (or such group collectively), all notices shall be provided to the Shareholders’ Representative and the Shareholders’ Representative shall be authorized to take any actions required or permitted of the Claiming Party or Indemnifying Party, as applicable.

10.8      Computation of Losses. For purposes of calculating any Losses suffered by an Indemnified Person hereunder (but, for the avoidance of doubt, not for purposes of determining whether a breach has occurred that entitles indemnification under this Section X), the amount of the Losses suffered by the Claiming Party shall be the net amount of the Loss so suffered after giving effect to the aggregate value of any money or other assets with a readily determinable value (including, without limitation, proceeds of insurance) realized by the Claiming Party in connection therewith.

10.9       Exclusive Remedy. Each of the parties hereto agrees that from and after the Closing, his, her or its exclusive remedy with respect to any and all claims relating to breaches of covenants, representations and warranties of this Agreement shall be indemnification pursuant to this Section X.

10.10     Subrogation. Upon making any indemnification payment under this Section X, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Claiming Party against any third party in respect of the Losses to which such payment relates.

10.11     Consideration Adjustment. All indemnification payments made hereunder will be treated by all parties as adjustments to the consideration payable hereunder.

10.12     Indemnification Limitation. Neither the Shareholders, on the one hand, nor the Acquiror Company, on the other hand, shall have any obligation to indemnify the Acquiror Company Indemnified Persons or Shareholder Indemnified Persons, as applicable, from and against any punitive or exemplary damages or any damages based on any type of multiple relating to the breach or alleged breach of this Agreement, except in the case of any such damages that are payable to a third party in respect of a Third Party Claim that gives rise to indemnification rights hereunder. Any Losses for which any of the Acquiror Company Indemnified Persons or Shareholder Indemnified Persons, as applicable, are entitled to indemnification under this Section X shall be determined without duplication of recovery by reason of the state of facts giving rise to such Losses constituting a breach of more than one representation, warranty, covenant or agreement.

SECTION XI
REGISTRATION RIGHTS

11.1       Registration of Acquiror Company Shares. Notwithstanding the Lock-Up Period, the Acquiror Company shall take any and all actions, including without limitation, drafting, filing and keeping effective a registration statement under the Securities Act, necessary to register and facilitate the sale of the Registrable Securities, for sale by any and all Shareholders immediately upon expiration of the Lock-Up Period in full compliance with the Securities Act.

11.2       Obligations of the Acquiror Company. The Acquiror Company shall, as expeditiously as reasonably possible:

11.2.1          prepare and file with the Commission such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of the Registrable Securities;

11.2.2          furnish to the selling Shareholders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Shareholders may reasonably request in order to facilitate their disposition of their Acquiror Company Shares;

11.2.3          use its commercially reasonable efforts to register and qualify the Registrable Securities under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Shareholders; provided, however, that the Acquiror Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Acquiror Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

11.2.4          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

11.2.5          use its commercially reasonable efforts to cause all such Registrable Securities to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Acquiror Company are then listed;

11.2.6          provide a transfer agent and registrar for all Registrable Securities and provide a CUSIP number for all such Acquiror Company Shares, in each case not later than the effective date of such registration;

11.2.7          promptly make available for inspection by the selling Shareholders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Shareholders, all financial and other records, pertinent corporate documents, and properties of the Acquiror Company, and cause the Acquiror Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

11.2.8           notify each selling Shareholder, promptly after the Acquiror Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

11.2.9           after such registration statement becomes effective, notify each selling Shareholder of any request by the Commission that the Acquiror Company amend or supplement such registration statement or prospectus.

SECTION XII
SHAREHOLDERS’ REPRESENTATIVE

12.1       Each Shareholder by virtue of the approval and adoption of this Agreement or by accepting any consideration payable hereunder shall be deemed to have agreed to appoint the Shareholders’ Representative for and on behalf of the Shareholders to do or refrain from doing all further acts and things, and to execute all such documents, as the Shareholders’ Representative shall deem necessary or appropriate. Upon and subject to the terms of this Agreement, the Shareholders’ Representative shall have the power and authority to:

12.1.1           act for the Shareholders with regard to all matters pertaining to this Agreement or any of the other Transaction Documents to which the Company, any of its Subsidiaries or a Shareholder (in such capacity) is a party;

12.1.2           act for the Shareholders to transact matters of litigation, disputes or proceedings pertaining to this Agreement or any of the other Transaction Documents to which the Company, any of its Subsidiaries or a Shareholder (in such capacity) is a party;

12.1.3           execute and deliver all amendments, waivers, ancillary agreements, certificates and documents that the Shareholders’ Representative deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or any of the other Transaction Documents to which the Company, any of its Subsidiaries or a Shareholder (in such capacity) is a party;

12.1.4           receive funds, make payments of funds, and give receipts for funds;

12.1.5           do or refrain from doing, on behalf of the Shareholders, any further act or deed that the Shareholders’ Representative deems necessary or appropriate in the Shareholders’ Representative’s discretion relating to the subject matter of this Agreement or any of the other Transaction Documents to which the Company, any of its Subsidiaries or a Shareholder (in such capacity) is a party, in each case as fully and completely as the Shareholders could do in such circumstance;

12.1.6           give and receive all notices required to be given or received by the Shareholders under this Agreement or any of the other Transaction Documents to which the Company, any of its Subsidiaries or a Shareholder (in such capacity) is a party;

12.1.7           give any written direction that can be given by any Shareholder under the terms of this Agreement or any of the other Transaction Documents to which the Company, any of its Subsidiaries or a Shareholder (in such capacity) is a party;

12.1.8           agree to, negotiate, enter into settlements and compromises and/or comply with arbitration awards and court orders with respect to claims for indemnification made by an Acquiror Company Indemnified Person under Section X; and

12.1.9           receive service of process in connection with any claims under this Agreement and/or any of the other Transaction Documents to which the Company, any of its Subsidiaries or a Shareholder (in such capacity) is a party.

Such agency may be changed by the Shareholders from time-to-time with the consent of the Shareholders holding a majority of the Acquiror Company Shares then outstanding. Notwithstanding the foregoing, the Shareholders’ Representative may resign at any time by providing written notice of intent to resign to the Shareholders, which resignation shall be effective upon thirty (30) calendar days following delivery of such written notice or the appointment of a successor by the Shareholders holding a majority of the Acquiror Company Shares then outstanding. If the Shareholders’ Representative shall be removed, resign or otherwise be unable to fulfill its responsibilities hereunder, the Shareholders holding a majority of the Acquiror Company Shares then outstanding shall appoint a successor to the Shareholders’ Representative, and shall promptly thereafter notify Acquiror Company of the identity of such successor. Any such successor shall succeed the former Shareholders’ Representative as the Shareholders’ Representative hereunder. No bond shall be required of the Shareholders’ Representative. A decision, act, consent or instruction of the Shareholders’ Representative, including an amendment, extension or waiver of this Agreement pursuant to its authority hereunder, shall constitute a decision of the Shareholders and shall be final, binding and conclusive upon the Shareholders, and the Shareholders shall be deemed to have waived all defenses which may otherwise be available to the Shareholders to contest, negate or disaffirm the action of the Shareholders’ Representative taken in good faith under this Agreement.

12.2       By executing this Agreement under the heading “Shareholders’ Representative,” the Shareholders’ Representative hereby (i) accepts its appointment and authorization to act as Shareholders’ Representative as attorney-in-fact and agent on behalf of the Shareholders in accordance with the terms of this Agreement and (ii) agrees to perform its obligations under, and otherwise comply with, this Section XII.

12.3       Neither the Shareholders’ Representative nor its members, managers, directors, officers, contractors, agents and employees (collectively, the “Shareholders’ Representative Group”) shall be liable to any former Shareholder for any act done or omitted hereunder as the Shareholders’ Representative without gross negligence or willful misconduct or bad faith (and any act done or omitted pursuant to the bona fide good faith advice of counsel, accountants and other professionals and experts retained by the Shareholders’ Representative shall be conclusive evidence of good faith). To the fullest extent permitted by applicable Laws, the Shareholders shall severally indemnify the Shareholders’ Representative Group and defend and hold it harmless against any loss, liability, claim, damage, fee, fine, cost, judgment, amount paid in settlement or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Shareholders’ Representative and arising out of or in connection with the acceptance or administration of its duties hereunder, including any out-of-pocket costs and expenses and legal fees and other legal and skilled professionals’ costs reasonably incurred by the Shareholders’ Representative and in connection with seeking recovery from insurers. The Shareholders acknowledge that the Shareholders’ Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or administration of its duties. Furthermore, the Shareholders’ Representative shall not be required to take any action unless the Shareholders’ Representative has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Shareholders’ Representative against the costs, expenses and liabilities which may be incurred by the Shareholders’ Representative in performing such actions. The Shareholders’ Representative shall only have the duties expressly stated in this Agreement and shall have no other duty, express or implied. The Shareholders’ Representative may engage attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, and maintain such records, as the Shareholders’ Representative may deem necessary or desirable. The Shareholders’ Representative may in good faith rely conclusively upon information, reports, statements and opinions prepared or presented by such professionals, and any action taken by the Shareholders’ Representative based on such reliance shall be deemed conclusively to have been taken in good faith.

12.4       All of the immunities granted to the Shareholders’ Representative under this Agreement shall survive his resignation or removal and the Closing and/or any termination of this Agreement. The grant of authority provided for in this Section XII, and the powers and immunities granted to the Shareholders’ Representative hereunder are coupled with an interest and shall be irrevocable and survive the death, incompetence, bankruptcy or liquidation of the respective Shareholder and shall be binding on any successor thereto.

SECTION XIII
GENERAL PROVISIONS

13.1       Ownership of Common Stock. Upon signature by each Shareholder hereto, such Shareholder hereby represents, warrants and covenants that the number of shares of Common Stock listed as owned by such Shareholder is true and correct as of the Closing Date and hereby irrevocably approves the transfer of such Shares to the Acquiror Company, at Closing and pursuant to the terms of this Agreement.

13.2       Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

13.3       Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission or electronic mail, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine if by facsimile). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 13.3), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses, email addresses, or facsimile numbers as applicable

If to Acquiror Company: Inspyr Therapeutics, Inc. 31200 Via Colinas Suite 200 Westlake Village, CA 91362 Telephone No.:818-661-6302 Fascimile No.:818-661-6302 Attention: Christopher Lowe	with a copy, which shall not constitute notice to: Silvestre Law Group, P.C 31200 Via Colinas #200 Westlake Village, CA 91362 Attention: Raul Silvestre

If to the Company: Lewis & Clark Pharmaceuticals, Inc. 1180 Seminole Trail, Ste 495 Charlottesville, CA 22901 Attention: Robert Thompson, CEO, PhD	with a copy, which shall not constitute notice to: Pillsbury Winthrop Shaw Pittman LLP 1650 Tysons Boulevard, 14th Floor McLean, Virginia 22102-4856 Attention: Matthew B. Swartz, Esq.

13.4       Arbitration. Any dispute or controversy under this Agreement (including any related to indemnification under Section 10.1) shall be settled exclusively by arbitration solely in the City of Chicago in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

13.5       Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

13.6       Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless it is in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.7       Entire Agreement and Modification. This Agreement and the Transaction Documents supersede all prior agreements between the parties with respect to its subject matter and constitute (along with the other documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Company, the Acquiror Company and the Shareholders’ Representative.

13.8       Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Except as set forth in Section 10.1, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

13.9       Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.10     Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

13.11     Governing Law. This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles.

13.12     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signature Pages Follow]

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

Acquiror Company:

Inspyr Therapeutics, Inc.

Signed:
Printed name: Christopher Lowe
Title: Chief Executive Officer

Company:	Principals:

Lewis and Clark Pharmaceuticals, Inc.
Robert Thompson
Signed:

Printed name:

Title:

Shareholders’ Representative
Larry Rodman

Robert Thompson	John Montgomery

Gretchen Montgomery

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

Shareholders:

Signed:

Printed name:

Title (if applicable):

Company (if applicable):

SCHEDULE I

Shareholders of Company:

EXHIBIT A

SHARES AND ACQUIROR COMPANY SHARES TO BE EXCHANGED

EXHIBIT B

Form of Employment Agreement

EXHIBIT C

[RESERVED]

EXHIBIT D

ACCREDITED INVESTOR REPRESENTATIONS

EXHIBIT E

COMPANY DISCLOSURE SCHEDULES

EXHIBIT F

ACQUIROR COMPANY DISCLOSURE SCHEDULES